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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         EQUITY OFFICE PROPERTIES TRUST
             (Exact name of registrant as specified in its Charter)




               Maryland                               36-4151656
               --------                               ----------
(State of incorporation or organization  (I.R.S. Employer Identification No.)

        Two North Riverside Plaza, Suite 2200, Chicago, Illinois  60606
        --------------------------------------------------------------------
              (Address of principal executive offices)            (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:


                      Common Shares of Beneficial Interest
                      ------------------------------------
                                (Title of Class)



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None




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Item 1. Description of Registrant's Securities to be Registered.

(a) Regulation S-K Item 201(a)

      Shares of Beneficial Interest, pp. 92 through 95, inclusive, of the Prospectus of the Registrant included in the Form S-11 Registration Statement of the Registrant filed on May 7, 1997 with the Securities and Exchange Commission, File No. 33-26629, are hereby incorporated herein by reference. The Registrant has filed an application for listing of the Common Shares of the Registrant, to which this Form 8-A applies, on the New York Stock Exchange.

(b) Regulation S-K Item 201(b)-(f)

     Not applicable.



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Item 2. Exhibits


Exhibit
Number   Description of Exhibits

  1.1 Form S-11 Registration Statement of the Registrant filed on May 7, 1997 with the Securities and Exchange Commission and as amended thereafter, File No. 33-26629, and hereby incorporated herein by reference.
  4.1 Articles of Amendment and Restatement of Declaration of Trust of Equity Office Properties Trust (filed as Exhibit 3.1 to Amendment No. 1 to the Form S-11 Registration Statement of the Registrant filed on June 6, 1997 with the Securities and Exchange Commission, File No. 33-26629 and hereby incorporated herein by reference).
  4.2 Bylaws of Equity Office Properties Trust (filed as Exhibit 3.2 to Amendment No. 1 to the Form S-11 Registration Statement of the Registrant filed on June 6, 1997 with the Securities and Exchange commission, File No. 33-26629, and hereby incorporated herein by reference).
  5.1    Form of Specimen Common Share Certificate.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.



June 19, 1997               EQUITY OFFICE PROPERTIES TRUST
                            ------------------------------
                                        (Registrant)


                            By:  /s/ Stanley M. Stevens
                                 -----------------------------------------------
                                 Stanley M. Stevens
                                 Executive Vice President and Chief Legal
                                 Counsel





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